UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2025

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

Item 3.02	Unregistered Sales of Equity Securities.

On August 21, 2025, Charles & Colvard Ltd. (the “Company”) issued unregistered restricted stock units as described below under Item 5.02, in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2025, in order to incentivize director, employee and key consultant performance and align their interests with the shareholders at this critical time in the Company’s history, the Compensation Committee of the Board of Directors (the “Board”) of Charles & Colvard, Ltd. approved the Charles & Colvard, Ltd. (the “Company”) Fiscal 2026 Executive Incentive Program (the “FY2026 Program”), with effect as of July 1, 2025. The total number of Restricted Stock Units (“RSUs”) to be authorized under the FY2026 Program is 1,338,000. The FY2026 Program supersedes and replaces all prior management incentive plans or programs for all periods commencing on or after July 1, 2025.

Each award granted under the FY2026 Program shall be expressed in “Units” and each Unit shall consist of, at grantee’s election:

Option A –  (1) a restricted stock award representing 65% of the Unit (the “Restricted Stock Component”), granted to the grantee, and (2) a cash bonus award representing 35% of the Unit (the “Cash Component”), to be paid to the grantee (for employees on the payroll date following the vesting date, and for consultants and non-employee Board members within one month of the vesting date); or

Option B – a restricted stock award representing 100% of the Unit granted to the grantee.

Grantees must elect Option A or Option B within one (1) week after the Company files its Form 10-K for FY2025, and grantees are only allowed to change their election for future tranches no less than three (3) months before such election change will take effect. The Company may reject such election changes in the event that the grantee is in possession of material nonpublic information at the time the request is made.

For the avoidance of doubt, the Cash Component of a Unit does not in any way represent an ownership interest in the Company, nor does it give an eligible grantee any rights as a shareholder of the Company.

An eligible grantee must remain in continuous service until the end of the applicable quarter for restrictions to fully lapse on the Restricted Stock Component and for the Cash Component (if any) to be paid.

Under the FY2026 Program, the Compensation Committee has granted James Tu, who serves as Executive Chairman of the Board, 480,000 Units, Ruten Bhanderi, who serves as Executive Director, 240,000 Units and independent directors Anne Butler and Neal Goldman 24,000 Units each, with all these grants vesting quarterly over one year. Additionally, under the FY2026 Program, the Compensation Committee granted the Chief Executive Officer 240,000 Units vesting quarterly over three years, the Chief Financial Officer 102,000 Units vesting quarterly over three years, and each Vice President 102,000 Units vesting quarterly over three years.

The foregoing description of the FY2026 Program does not purport to be complete and is qualified in its entirety by reference to the FY2026 Program, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Document
10.1	Charles & Colvard, Ltd. Fiscal 2026 Executive Incentive Program, effective July 1, 2025 +

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document

+	Denotes management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

August 25, 2025	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer